Exhibit 23.5

                         [RP FINANCIAL, LC. LETTERHEAD]


                          CONSENT OF RP FINANCIAL, LC.




                                               June 15, 2000




         We consent to the inclusion in this Registration Statement on Form S-4 of Southern Financial Bancorp, Inc. of our opinion to the Board of Directors of First Savings Bank of Virginia as set forth as in the Joint Proxy Statement/Prospectus, which is part of the Registration Statement, and to the reference to our firm and summarization of our opinion in the Joint Proxy Statement/Prospectus under the caption "Opinion of First Savings' Financial Advisor".

                                              Sincerely,

                                              RP FINANCIAL, LC.

                                              /s/ Ronald S. Riggins

                                              Ronald S. Riggins
                                              President and Managing Director